    As filed with the Securities and Exchange Commission on October 11, 1996
                                            Registration No. 333-_______________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                    _______________________________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                    _______________________________________


                            PATAPSCO BANCORP, INC.
           --------------------------------------------------------
            (Exact name of Registrant as Specified in Its Charter)

                       Maryland                     52-1951797
           --------------------------------    --------------------
           (State or other jurisdiction of      (I.R.S. Employer
           incorporation or organization)      Identification No.)

                            1301 Merritt Boulevard
                         Dundalk, Maryland 21222-2194
     ---------------------------------------------------------------------
                   (Address of Principal Executive Offices)

                            Patapsco Bancorp, Inc.
                          Management Recognition Plan

                            Patapsco Bancorp, Inc.
                     1996 Stock Option and Incentive Plan
               -------------------------------------------------
                           (Full Title of the Plan)

                          Gary R. Bronstein, Esquire
                            J. Mark Poerio, Esquire
                      Housley Kantarian & Bronstein, P.C.
                       1220 19th Street N.W., Suite 700
                            Washington, D.C.  20036
     ---------------------------------------------------------------------
                    (Name and Address of Agent For Service)

                                (202) 822-9611
    -----------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                              CALCULATION OF REGISTRATION FEE
=================================================================================================
     Title of                       Proposed Maximum    Proposed Maximum     Amount of
    Securities      Amount to be     Offering Price    Aggregate Offering   Registration
 to be Registered    Registered        Per Share             Price             Fee
-------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value        50,757 (1)        $(2)          $1,395,817.50 (2)    $ 481.32
=================================================================================================

(1) Maximum number of shares issuable under Patapsco Bancorp, Inc. Management Recognition Plan (14,502 shares) and Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan (36,255 shares), as such amounts may be increased in accordance with said plans in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.

(2) Under Rule 457(h) the registration fee for shares to be issued upon the exercise of options may be calculated, inter alia, based upon the price at
                                            ----- ----
     which the options may be exercised. 50,757 shares are being registered hereby, of which 36,255 are under option at a weighted average exercise price of $27.50 per share ($997,012.50 in the aggregate). The remainder of such shares, which are not presently subject to option (14,502 shares), are being registered based upon the average of the bid and asked price of the common stock of the Registrant as reported on the National Quotation Bureau "Pink Sheets" on October 9, 1996 of $27.50 per share ($398,805.00 in the aggregate). Therefore, the total amount of the offering being registered herein is $1,395,817.50.

                                    PART I

                      INFORMATION REQUIRED IN THE SECTION
                               10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION*
------

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Patapsco Bancorp, Inc. Management Recognition Plan and 1996 Stock Option and Incentive Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     Patapsco Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as filed with the Commission on September 27, 1996 (Commission File No. 0-28032).

     (b) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A as declared effective by the Commission on March 29, 1996.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.   DESCRIPTION OF SECURITIES
------

          Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
------

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY
------

          Article XVII of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacities as follows:

                                 ARTICLE XVII
                                INDEMNIFICATION

               A. The Corporation shall indemnify, to the fullest extent permissible under the Maryland General Corporation Law, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

               B. (1) Reasonable expenses incurred by any person identified in paragraph A of this Article XVII who is a party to a proceeding will be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of: (i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article XVII has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                    (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make the repayment.

               C.   Nonexclusive.  The indemnification and advance payment of
                    ------------
     expenses provided by paragraphs A and B shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

               D.   Continuation.  The indemnification and advancement of
                    ------------
     expenses provided by this Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this

     Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A and B shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

               E.   Insurance.  The Corporation shall purchase and maintain
                    ---------
     insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A and B.

               F.   Intention and Savings Clause.  It is the intention of this
                    ----------------------------
     Article XVII to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Maryland, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Maryland is amended, or other Maryland law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII.A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Maryland, as so amended, or such other Maryland law.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     In accordance with Section 2-418 of the Maryland General Corporation Law, directors, officers and employees of the Company generally shall be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances unless (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit, in money, property or services; or, (iii) in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Additionally, a director may not be indemnified with respect to any proceeding by or in the right of the Company in which the director shall have been adjudged to be liable to the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
------

         Not Applicable.

ITEM 8.   EXHIBITS
------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.   UNDERTAKINGS
------

      1.       The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dundalk, State of Maryland, on October 10, 1996.

                                          PATAPSCO BANCORP, INC.


                                      By: /s/ Joseph J. Bouffard
                                          ------------------------------------
                                          Joseph J. Bouffard
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)


                               POWER OF ATTORNEY

       We, the undersigned directors and officers of Patapsco Bancorp, Inc.(the "Company"), hereby severally constitute and appoint Joseph J. Bouffard our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Joseph J. Bouffard may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Joseph J. Bouffard shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                      Title                        Date
----------                                      -----                        ----

/s/ Joseph J. Bouffard                      President, Chief Executive   October 10, 1996
-------------------------------
Joseph J. Bouffard                          Officer and Director
                                            (Principal Executive
                                            Officer)

/s/ Timothy C. King                         Controller and Treasurer     October 10, 1996
-------------------------------
Timothy C. King                             (Principal Financial and
                                            Accounting Officer)


/s/ S. Robert Kinghorn                      Chairman of the Board        October 10, 1996
-------------------------------
S. Robert Kinghorn


/s/ Joseph N. McGowan                       Vice Chairman of the Board   October 10, 1996
-------------------------------
Joseph N. McGowan


/s/ Theodore C. Patterson                   Director and Secretary       October 10, 1996
-------------------------------
Theodore C. Patterson

/s/ Robert M. Lating                        Director                     October 10, 1996
-------------------------------
Robert M. Lating


/s/ Douglas H. Ludwig                       Director                     October 10, 1996
-------------------------------
Douglas H. Ludwig


/s/ Nicole N. Kantorski                     Director                     October 10, 1996
-------------------------------
Nicole N. Kantorski


/s/ Thomas P. O'Neill                       Director                     October 10, 1996
-------------------------------
Thomas P. O'Neill

                               INDEX TO EXHIBITS

                                                                                      Sequential
Exhibit             Description                                                       Page Number
-------             -----------                                                       -----------
     5              Opinion of Housley Kantarian & Bronstein, P.C. as to the
                    validity of the Common Stock being registered

     23.1 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5)

     23.2           Consent of Independent Certified Public Accountants

     24 Power of Attorney (contained in the signature page to this registration statement).

     99.1 Patapsco Bancorp, Inc. Management Recognition Plan and associated trust agreement

     99.2 Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan and associated trust agreement

     99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Patapsco Bancorp, Inc. 1996 Stock Option and
                    Incentive Plan

     99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Patapsco Bancorp, Inc. 1996 Stock Option and
                    Incentive Plan

     99.5           Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Patapsco Bancorp,
                    Inc. 1996 Stock Option and Incentive Plan

     99.6           Notice of MRP Award

     99.7 Memorandum concerning taxation of MRP Awards, and associated election form